   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1998

                                                     REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                        COLLEGE TELEVISION NETWORK, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                           13-3557317
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)


                            5784 LAKE FORREST DRIVE
                                   SUITE 275
                             ATLANTA, GEORGIA 30328
                                 (404) 256-4444
    (Address of registrant's principal executive offices, including zip code and telephone number, including area code)

                          ---------------------------

                        COLLEGE TELEVISION NETWORK, INC.
                          1990 PERFORMANCE EQUITY PLAN
                            (Full title of the Plan)


         JASON ELKIN                                      COPY TO:
    CHIEF EXECUTIVE OFFICER                      ROSEMARIE A. THURSTON, ESQ.
 COLLEGE TELEVISION NETWORK, INC.                    NEIL H. DICKSON, ESQ.
5784 LAKE FORREST DRIVE, SUITE 275             MORRIS, MANNING & MARTIN, L.L.P.
     ATLANTA, GEORGIA 30328                     1600 ATLANTA FINANCIAL CENTER
        (404) 256-4444                             3343 PEACHTREE ROAD, N.E.
(NAME, ADDRESS, INCLUDING ZIP CODE,                  ATLANTA, GEORGIA 30326
 AND TELEPHONE NUMBER, INCLUDING                         (404) 233-7000
 AREA CODE, OF AGENT FOR SERVICE)

                                                   ---------------------------

                                                 CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                                AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED            REGISTERED              SHARE                  PRICE        REGISTRATION FEE (1)
----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.005 PAR VALUE PER SHARE         50,000 SHARES             $2.19                $109,500            $30.44
==================================================================================================================================

(1) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's Common Stock on November 20, 1998.

                             EXPLANATORY STATEMENT

     Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-87320) originally filed with the Securities and Exchange Commission on December 13, 1994 (the "Prior Registration Statement") are incorporated herein by reference, except for Items 3, 4, 5, 6 and 8 of Part II of the Prior Registration Statement. This Registration Statement covers 50,000 shares which, together with the 92,833 shares available under the Prior Registration Statement (464,164 prior to adjustment for 1-for-5 reverse stock split effective on November 12,
1997) constitute the 142,833 shares issuable under the Registrant's 1990 Performance Equity Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The documents containing the information specified in Part I will be sent or given to employees and/or directors of College Television Network, Inc. (the "Registrant") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated herein by reference:

     (a) the Registrant's Annual Report on Form 10-KSB for the year ended October 31, 1997, filed with the Commission on January 29, 1998;

     (b) the Registrant's Current Report on Form 8-K dated November 24, 1997, filed with the Commission on November 26, 1997;

     (c) the Registrant's Transition Report on Form 10-QSB for the two-month period ended December 31, 1997, filed with the Commission on February 13, 1998;

     (d) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, filed with the Commission on May 15, 1998;

     (e) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, filed with the Commission on August 14, 1998;

     (f) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998, filed with the Commission on November 13, 1998; and

     (g) the description of the Registrant's common stock, $.005 par value per share ("Common Stock") included in the Registrant's Registration Statement on Form S-3, filed with the Commission on July 2, 1998, as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on July 30, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

     The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Patrick G. Doran, Chief Financial Officer, College Television Network, Inc., 5784 Lake Forrest Drive, Suite 275, Atlanta, Georgia 30328, telephone number (800) 256-1636.

ITEM 4.    DESCRIPTION OF SECURITIES.

       A description of the Company's Common Stock is incorporated by reference under Item 3.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Legal matters in connection with the shares of Common Stock offered hereby were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       In accordance with the General Corporation Law of Delaware (the "Delaware law"), the Company's Certificate of Incorporation contains a provision which limits the liability of the Company's directors to the Company or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

       The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the Delaware Law. The Company has secured such insurance on behalf of its officers and directors.

ITEM 8.    EXHIBITS.

     (a) The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

         Exhibit No.                             Description
         -----------                             -----------

            5.1 Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

            23.1                Consent of Morris, Manning & Martin, L.L.P.
                                (included in Exhibit 5.1)

            24.1                Power of Attorney (included on signature page)

     (b) Not applicable.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 24th day of November, 1998.


                           COLLEGE TELEVISION NETWORK, INC.

                           By: /s/ Jason Elkin
                               -------------------------------------------------
                               Jason Elkin
                               Chief Executive Officer and Chairman of the Board

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Jason Elkin and/or Patrick Doran, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ Jason Elkin            Chief Executive Officer             November 24, 1998
----------------------     (Principal Executive Officer) and
Jason Elkin                Chairman of the Board


/s/ Joseph D. Gersh        Chief Operating Officer             November 24, 1998
----------------------     and Director
Joseph D. Gersh


/s/ Patrick Doran          Chief Financial Officer,            November 24, 1998
----------------------     Secretary and Treasurer,
Patrick Doran              and Principal Accounting Officer


/s/ Peter Kauff            Vice Chairman of the Board          November 24, 1998
----------------------
Peter Kauff


/s/ Stephen Roberts        Director                            November 24, 1998
----------------------
Stephen Roberts


/s/ Avy H. Stein           Director                            November 24, 1998
----------------------
Avy H. Stein


/s/ Beth F. Johnston       Director                            November 24, 1998
----------------------
Beth F. Johnston


/s/ Hollis Rademacher      Director                            November 24, 1998
----------------------
Hollis Rademacher


/s/ C. Thomas McMillen     Director                            November 24, 1998
----------------------
C. Thomas McMillen


/s/ James Wood             Director                            November 24, 1998
----------------------
James Wood